Exhibit 99.3

Corporate Office Properties Trust

Certification by the Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

                I, Roger A. Waesche, Jr., Chief Financial Officer of Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), hereby certify, based on my knowledge, that:

                (1)           The Company’s annual report on Form 10-K for the period ended December 31, 2002 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                (2)           The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Chief Financial Officer
Date:	March 27, 2003